As filed with the U.S. Securities and Exchange Commission on January 19, 2021
Registration No. 333-250188

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 3
To
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
Liberty Media Acquisition Corporation
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	85-3809075 (I.R.S. Employer Identification Number)
12300 Liberty Boulevard
Englewood, CO 80112
Telephone: (720) 875-5800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Renee L. Wilm, Esq.
Liberty Media Acquisition Corporation
12300 Liberty Boulevard
Englewood, CO 80112
Telephone: (720) 875-5800
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Gregg A. Noel, Esq. P. Michelle Gasaway, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue, Suite 3400 Los Angeles, CA 90071 (213) 687-5000	Samantha H. Crispin, Esq. Travis J. Wofford, Esq. Baker Botts L.L.P. 2001 Ross Avenue, Suite 900 Dallas, Texas 75201 (214) 953-6500	Paul D. Tropp, Esq. Christopher J. Capuzzi, Esq. Ropes & Gray LLP 1211 Avenue of the Americas New York, NY 10036 (212) 596-9000
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐ Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Series A common stock, $0.0001 par value per share, and one-fifth of one redeemable warrant(2)	57,500,000 Units	$10.00	$575,000,000	$62,732.50
Shares of Series A common stock included as part of the units(3)	57,500,000 Shares	—	—	—(4)
Redeemable warrants included as part of the units(3)	11,500,000 Warrants	—	—	—(4)
Total			$575,000,000	$62,732.50(5)

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended, or the Securities Act.

(2)
Includes 7,500,000 units, consisting of 7,500,000 shares of Series A common stock and 1,500,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)
Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)
No fee pursuant to Rule 457(g) under the Securities Act.

(5)
Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
Liberty Media Acquisition Corporation is filing this Amendment No. 3 to its registration statement on Form S-1 (File No. 333-250188) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16.
Exhibits and Financial Statement Schedules.

(a)
Exhibits. The following exhibits are being filed herewith:

Exhibit	Description
1.1*	Form of Underwriting Agreement by and among the Registrant, Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Credit Suisse Securities (USA) LLC and Goldman Sachs & Co. LLC.
3.1*	Restated Certificate of Incorporation of the Registrant.
3.2*	Form of Amended and Restated Certificate of Incorporation of the Registrant.
3.3*	Bylaws of the Registrant.
3.4*	Form of Amended and Restated Bylaws of the Registrant.
4.1*	Specimen certificate for units of the Registrant.
4.2*	Specimen certificate for shares of the Registrant’s Series A Common Stock.
4.3*	Specimen certificate for warrants of the Registrant (included in Exhibit 4.4).
4.4*	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
10.1*	Promissory Note, dated November 6, 2020 issued to Liberty Media Acquisition Sponsor LLC.
10.2*	Form of Letter Agreement among the Registrant, Liberty Media Acquisition Sponsor LLC and the Registrant’s executive officers and directors.
10.3*	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.4*	Form of Investor Rights Agreement between the Registrant and certain security holders.
10.5*	Securities Subscription Agreement, dated November 6, 2020, between the Registrant and Liberty Media Acquisition Sponsor LLC.
10.6*	Form of Sponsor Warrants Purchase Agreement between the Registrant and Liberty Media Acquisition Sponsor LLC.
10.7*	Form of Indemnity Agreement between the Registrant and its executive officers and directors.
10.8*	Form of Services Agreement by and between the Registrant and Liberty Media Corporation.
10.9*	Form of Facilities Sharing Agreement by and among the Registrant, Liberty Property Holdings, Inc. and Liberty Media Corporation.
10.10*	Form of Forward Purchase Agreement between the Registrant and Liberty Media Acquisition Sponsor LLC.
23.1*	Consent of Marcum LLP.
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
24*	Power of Attorney (included on signature page to the initial filing of this Registration Statement).
99.1*	Consent of Renee L. Wilm.
99.2*	Consent of Ajay Menon.

Exhibit	Description
99.3*	Consent of Geoffrey Y. Yang.
99.4*	Consent of John E. Welsh III.

*
Previously filed

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933 the registrant has duly caused this Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado on January 19, 2021.
LIBERTY MEDIA ACQUISITION CORPORATION
By:	/s/ Renee L. Wilm
Name:	Renee L. Wilm
Title:	Chief Legal Officer and Chief Administrative Officer
Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
* Gregory B. Maffei	President and Chief Executive Officer and Director (Principal Executive Officer)	January 19, 2021
* Brian J. Wendling	Chief Accounting Officer and Principal Financial Officer (Principal Financial and Accounting Officer)	January 19, 2021

*By:
/s/ Renee L. Wilm

Renee L. Wilm
Attorney-in-fact